UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the acquisition of the property located at 9220 Alaking Court in Capitol Heights, Maryland (the "Property") from PGHI LLC ("Seller") described below in Item 2.01, on May 26, 2017, IIP-MD 1 LLC, a wholly owned subsidiary of IIP Operating Partnership, LP (the "Operating Partnership"), the operating partnership subsidiary of Innovative Industrial Properties, Inc. (the "Company"), entered into a triple-net lease (the "Lease") with Holistic Industries LLC ("Holistic") for the entire Property. The Lease provides that Holistic, as tenant, is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the Property. The Lease term is 16 years, with three options to extend the term of the Lease for three additional five-year periods. Holistic intends to operate the Property as a medical-use cannabis cultivation facility, having received provisional approval for the cultivation of medical-use cannabis by the Maryland Medical Cannabis Commission.

The initial annualized base rent (the "Initial Base Rent") under the Lease is $1,200,000, payable monthly, which is equal to 15% of the initial purchase price of the Property of $8 million (the "Initial Purchase Price") and which will be abated for the first three months of the Lease term. The Company also agreed to separately fund a rent reserve for Holistic equal to $1.9 million for the estimated Aggregate Base Rent (as defined below) and property management fee payable from month four through month twelve, which will be drawn down each month (starting in month four) to pay such obligations until depleted, and which will be amortized and paid to the Company by Holistic in equal monthly payments of $26,259.74, commencing in month four and continuing through the initial term of the Lease (the "Rent Reserve Amortization Payments"). Upon payment by the Company to the Seller of up to $3 million as reimbursement for additional costs to develop the Property (the "Additional Purchase Price"), base rent will increase by an annualized amount equal to 15% of the Additional Purchase Price, payable monthly (the "Additional Base Rent"). Upon payment by the Company to Holistic of up to $4 million as reimbursement for costs to make certain tenant improvements at the Property (the "TI Allowance"), base rent will increase again by an annualized amount equal to 15% of the TI Allowance, payable monthly (together with the Additional Base Rent and Initial Base Rent, the "Aggregate Base Rent"). The Aggregate Base Rent thereafter (excluding the Rent Reserve Amortization Payments) shall increase at a rate of 3.25% annually, starting on the earlier to occur of the first anniversary of the date of payment of the Additional Purchase Price and August 31, 2018.

Pursuant to the Lease, Holistic delivered to the Company an initial security deposit of $1.1 million in cash at the execution of the Lease. On or before the first anniversary of the commencement of the Lease, Richard Cohen, a principal of Holistic, shall be obligated to, at Mr. Cohen's option, 1) execute a limited guaranty with respect to Holistic's obligations under the Lease for an amount of up to $3 million; 2) provide a $3 million letter of credit for Holistic's obligations under the Lease; or 3) cause the required security deposit under the Lease to be increased to $3 million, plus three months of Aggregate Base Rent. If Mr. Cohen elects (1) or (2) from the immediately preceding sentence, the security deposit will be reduced to three months of Aggregate Base Rent.

In addition, any entity affiliated with Holistic and operating in the cannabis industry in the state of Maryland, including any entity formed during the term of the Lease, shall enter into a full guaranty with respect to Holistic's obligations under the Lease.

Under the Lease, Holistic has a right of first offer with respect to the purchase of the Property, and has an option to purchase the Property at the end of the initial term of the Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the complete text of the Lease, which is filed as an exhibit to this report and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 26, 2017, the Company, through IIP-MD 1 LLC, completed the acquisition of the Property pursuant to the terms of a Purchase and Sale Agreement and Joint Escrow Instructions dated as of May 1, 2017 between the Operating Partnership and the Seller (the "Purchase Agreement"). The Purchase Agreement was assigned by the Operating Partnership to IIP-MD 1 LLC prior to completion of the acquisition. The execution of the Purchase Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2017.

The Property includes a two-story medical-use cannabis cultivation facility that is currently under development and is expected to comprise approximately 72,000 square feet upon completion. The Company funded the Initial Purchase Price of the Property using a portion of the proceeds of its initial public offering, which closed in December 2016. If the Company funds the full amount of the Additional Purchase Price under the Purchase Agreement and the TI Allowance under the Lease, the Company's total investment in the Property is expected to be $15 million.

The foregoing description of the Purchase Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as an exhibit to this report and incorporated herein by reference. The Purchase Agreement contains representations and warranties made by the parties as of specific dates and solely for their benefit. The representations and warranties reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s stockholders or any other person or entity other than the parties to the Purchase Agreement and, in certain cases, represent allocation decisions among the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiation of the Purchase Agreement (which disclosures are not reflected in the Purchase Agreement itself, may not be true as of any date other than the date made, or may apply standards of materiality in a way that is different from what may be viewed as material by stockholders). Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and stockholders should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

On May 30, 2017, the Company issued a press release regarding the closing of the acquisition of the Property. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(b)	Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(d)	Exhibits.

Exhibit	Description of Exhibit

10.1	Lease Agreement, dated as of May 26, 2017, between IIP-MD 1 LLC and Holistic Industries LLC.

10.2(1)	Purchase and Sale Agreement and Joint Escrow Instructions dated as of May 1, 2017 between IIP Operating Partnership, LP and PGHI LLC.

99.1	Press release issued by Innovative Industrial Properties, Inc. on May 30, 2017.

(1)	Incorporated by reference to Exhibit 10.1 to Innovative Industrial Properties, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2017.

Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the development of the Property, the Lease and Holistic, are forward looking statements. When used in this press release, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2017	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Robert M. Sistek
	Name:	Robert M. Sistek
	Title:	Chief Financial Officer and Executive Vice President, Investments

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Lease Agreement, dated as of May 26, 2017, between IIP-MD 1 LLC and Holistic Industries LLC.

10.2(1)	Purchase and Sale Agreement and Joint Escrow Instructions dated as of May 1, 2017 between IIP Operating Partnership, LP and PGHI LLC.

99.1	Press release issued by Innovative Industrial Properties, Inc. on May 30, 2017.

(1)	Incorporated by reference to Exhibit 10.1 to Innovative Industrial Properties, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2017.